Ironclad Performance Wear Reports Third Quarter 13% Sales Increase and

26% Gross Profit Increase Over Prior Year

FARMERS BRANCH, TX – November 6, 2014 – Ironclad Performance Wear Corporation (ICPW:OB), the recognized leader in high-performance task-specific work gloves, reported financial results for the third quarter ended September 30, 2014.

Third Quarter 2014 Results

The Company reported increased Net Sales for the quarter of $5.2 million, a 13% increase from $4.6 million in the third quarter of 2013, on stronger sales from international and industrial accounts.

Gross Profit dollars increased 26% to $1.9 million, or 35% of Net Sales, compared to $1.5 million, or 32% of Net Sales, in the third quarter of 2013 due in part to higher revenues and improved mix of business.

Operating Expenses increased 22% to $2.3 million, or 43% of Net Sales, compared to $1.8 million or 40% of Net Sales, during the same period last year. The increase in Operating Expenses for the quarter was primarily driven by one-time costs associated with the Company’s move from California to Texas, including severance and move related costs.

As a result of the above, Loss from Operations increased by $16,422, to a loss of $401,845, from a loss of $385,423 in the third quarter of 2013. Excluding the one-time severance and move related costs, Q3 2014 Loss from Operations would have been $163,458, or $221,965 less than Q3 2013.

Interest Expense decreased $24,293 to $2,703 in the third quarter of 2014 from $26,996 in the same period of 2013. This decrease is due to significantly reduced borrowings under our bank line of credit agreement.

Net Loss for the third quarter of 2014 was $402,844, or $0.01 per share, as compared to a loss of $411,894, or $0.01 per share, in the same period last year.

Ironclad’s Chief Executive Officer, Jeffrey Cordes, commented: “The 3rd quarter’s results were in line with our expectations as we continue our rebuilding year at Ironclad.

While we were pleased with the increase in reported revenues, delays of product coming through the Port of Los Angeles due to their recent fire reduced our top line expectations somewhat. We see improving margins from both higher revenues and an improving mix of business.

The 3rd quarter was an important period of change for the Ironclad team as we completed our corporate relocation to Texas from California. The team has done a remarkable job. As expected our SG&A expenses were higher than prior year and quarters, the result of expenses related to both the move and severance for certain team members. Our team is quickly gaining momentum in Texas and preparing for new business in 2015.

Another highlight of this quarter is the finalization of our exclusive agreement with Vibram Corporation for the development of advanced protective and performance hand wear using Vibram technologies.

While we again are pleased with much of our progress, we have not deviated from our focus communicated at the start of this year. We continue to see 2014 as a rebuilding year at Ironclad. There are many changes underway within the Company, each of which is being made to better position Ironclad as we enter 2015.  We are pleased with the progress our teams are making and the response of customers, vendors, our team and shareholders.”

Conference Call

Ironclad Performance Wear will hold a conference call to discuss third quarter 2014 financial results on Thursday, November 6th, at 3:30 p.m. Central Time (4:30 p.m. Eastern Time). To participate in the conference call, interested parties should dial:

Date: Thursday, November 6th, 2014

Time: 4:30 p.m. Eastern Time (3:30 p.m. Central Time)

Domestic Dial-In Number: (877) 440-5803

International Dial-In Number: (719) 325-4744

Conference ID Number: 5095218

The conference call will be broadcast simultaneously and available for replay at: http://public.viavid.com/index.php?id=111736 and via the landing page of the Company's Website at www.ironclad.com.

Replay Dial-In Numbers:

TOLL-FREE   1-877-870-5176

TOLL/INTERNATIONAL   1-858-384-5517

From:  11/06/14 at 7:30 pm Eastern Time

To:    12/06/14 at 11:59 pm Eastern Time

Replay Pin Number:  5095218

In addition, the conference call will also be broadcast live over the Internet and can be accessed at www.ironclad.com. For those unable to participate during the live broadcast, the Webcast will be archived on this site through December 6, 2014.

The Company's financial results will be posted online at www.ironclad.com once they are publicly released.

About Ironclad Performance Wear Corporation

Ironclad Performance Wear is a leader in high-performance task-specific work gloves. It created the performance work glove category in 1998, and continues to leverage its leadership position in the safety, construction and industrial markets through the design, development and distribution of specialized task-specific gloves for industries such as oil & gas extraction; automotive; and police, fire, first-responder and military. Ironclad engineers and manufactures its products with a focus on innovation, design, advanced material science and durability. Ironclad's gloves and apparel are available through industrial suppliers, hardware stores, home centers, lumber yards, and sporting goods retailers nationwide; and through authorized distributors in North America, Europe, Australia and Asia.

Built Tough for the Industrial Athlete™

For more information on Ironclad, please visit the Company's Website at www.ironclad.com.

Information about Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Ironclad's filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding improving financial metrics and anticipated improvements in our operations. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Jeffrey Cordes, CEO

jeff.cordes@ironclad.com

(972) 996-5664

IRONCLAD PERFORMANCE WEAR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2014 (unaudited)	December 31, 2013

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$276,888	$313,750
Accounts receivable net of allowance for doubtful accounts of $30,000 and $48,000	4,417,156	6,782,191
Inventory, net of reserve of $547,800 and $621,000	5,921,908	4,570,402
Deposits on inventory	1,325,644	868,662
Prepaid and other	714,264	407,619
Deferred tax assets – current	274,000	274,000
Total current assets	12,929,860	13,216,624

PROPERTY AND EQUIPMENT
Computer equipment and software	496,614	442,262
Vehicles	—	39,630
Office equipment and furniture	247,916	196,744
Leasehold improvements	158,322	90,441
Less: accumulated depreciation	(609,505)	(577,759)
Total property and equipment, net	293,348	191,318

Trademarks and patents, net of accumulated amortization of $56,171 and $49,064	137,453	138,260
Deposits	21,306	10,204
Deferred tax assets – long term	798,000	798,000
Total other assets	956,759	946,464

Total Assets	$14,179,967	$14,354,406

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,150,729	$2,129,905
Line of credit	1,152,114	2,169,411
Total current liabilities	4,302,843	4,299,316

Total Liabilities	4,302,843	4,299,316

STOCKHOLDERS’ EQUITY
Common stock, $.001 par value; 172,744,750 shares authorized; 80,808,629 shares issued and outstanding at September 30, 2014 and 76,704,275 shares issued and outstanding at December 31, 2013, respectively	80,809	76,704
Additional paid-in capital	20,202,032	19,208,255
Accumulated deficit	(10,405,717)	(9,229,869)
Total Stockholders’ Equity	9,877,124	10,055,090
Total Liabilities and Stockholders’ Equity	$14,179,967	$14,354,406

IRONCLAD PERFORMANCE WEAR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013

REVENUES
Net sales	$5,230,800	$4,630,200	$15,126,387	$14,465,067

COST OF SALES
Cost of sales	3,379,628	3,166,746	10,148,412	9,463,514

GROSS PROFIT	1,851,172	1,463,454	4,977,975	5,001,553

OPERATING EXPENSES
General and administrative	1,057,775	506,707	2,592,865	1,925,176
Sales and marketing	690,613	812,216	2,053,095	2,384,090
Research and development	138,174	202,284	391,156	567,638
Purchasing, warehousing and distribution	336,191	283,294	1,020,287	861,775
Depreciation and amortization	30,264	44,376	88,759	129,692

Total operating expenses	2,253,017	1,848,877	6,146,162	5,868,371

LOSS FROM OPERATIONS	(401,845)	(385,423)	(1,168,187)	(866,818)

OTHER INCOME (EXPENSE)

Interest expense	(2,703)	(26,996)	(9,615)	(58,355)
Interest income	7	25	21	99
Other income, net	—	—	131	1
Gain on disposition of equipment	1,697	500	1,802	550
Total other income (expense)	(999)	(26,471)	(7,661)	(57,705)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(402,844)	(411,894)	(1,175,848)	(924,523)

BENEFIT FROM INCOME TAXES	—	—	—	(176,196)

NET LOSS	$(402,844)	$(411,894)	$(1,175,848)	$(748,327)

NET LOSS PER COMMON SHARE
Basic	$(0.01)	$(0.01)	$(0.02)	$(0.01)
Diluted	$(0.01)	$(0.01)	$(0.02)	$(0.01)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	79,072,089	76,704,275	77,639,851	76,673,821
Diluted	79,072,089	76,704,275	77,639,851	76,673,821